SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                  June 23, 2003


                              GINSENG FOREST, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

           Nevada                    000-49738                  86-1012155
           ------                    ---------                  ----------
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)               I.D. Number)

                      11150 West Olympic Blvd., Suite 1050
                          Los Angeles, California 90064
                          -----------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 914-1843


                           3812 North Gallatin Street
                               Mesa, Arizona 85215
                               -------------------
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On June 23, 2003, at the time of closing of the Exchange Agreement described below, the Registrant issued an aggregate of 9,087,866 shares to the Shelby Companies stockholders, of which 9,037,866 shares were issued to Carroll Shelby. Accordingly, Mr. Shelby now owns 70.3% of the Registrant's outstanding common stock and controls the Registrant. John Cathcart, who owns 1,436,400 shares of the Registrant's common stock, or 11.2% of its outstanding shares, is the Registrant's only other 10% or greater stockholder.

     On June 23, 2003, which was the closing date of the Exchange Agreement, the Registrant's two directors, Harold W. Sciotto and Sam H. Sciotto, resigned after electing Carroll Shelby, John Luft and M. Neil Cummings as new directors of the Registrant. See the Registrant's Schedule 14f-1 for backgrounds on the Registrant's three new directors.

ITEM 5. OTHER EVENTS

     On June 23, 2003, the Registrant closed its previously announced agreement (the "Exchange Agreement") to acquire all of the outstanding common stock of Carroll Shelby Licensing, Inc. and Shelby Automobiles, Inc. (the "Shelby Companies") for 9,087,866 shares of the Registrant's common stock and a promissory note issued by the Registrant to the Shelby Companies security holders in the amount of $2,000,000 due December 31, 2003, all as more fully described in Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated June 3, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Financial statements for the Shelby Companies will be filed within 60 days from the date hereof.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GINSENG FOREST, INC.
                                          (Registrant)

                                          By: /s/ Carroll Shelby
                                          --------------------------------------
                                          Carroll Shelby, Chairman
Dated:  June 23, 2003